UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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SunEdison, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on May 29, 2014.

Meeting Information
SUNEDISON, INC.	Meeting Type: Annual Meeting
For holders as of: April 4, 2014
SUNEDISON, INC. 501 PEARL DRIVE P.O. BOX 8 ST. PETERS, MO 63376-0008	Date: May 29, 2014 Time: 8:00 a.m., local time
	Location:	600 Clipper Drive
Belmont, California 94002

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials, which contain important information and are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

  NOTICE AND PROXY STATEMENT        ANNUAL REPORT

  How to View Online:

Have the information that is printed in the box marked by the arrow    (located on the following page) and visit: www.proxyvote.com.

  How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

                                 1) BY INTERNET:         www.proxyvote.com

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How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Directions to attend the Annual Meeting where you may vote in person can be found on our website: www.sunedison.com

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow    (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends that you vote FOR Proposal 1:	The Board of Directors recommends that you vote FOR Proposal 5:
1. Election of three Directors for one year term expiring 2015.	5. To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock.
Nominees:
1a. Peter Blackmore	The Board of Directors recommends that you vote FOR Proposal 6:
1b. Ahmad R. Chatila 1c. Marshall Turner	6. To approve the issuance of our common stock upon the conversion of our 2018 Convertible Notes and our 2021 Convertible Notes and upon the exercise of related Warrants.

The Board of Directors recommends that you vote FOR Proposal 2:	The Board of Directors recommends that you vote FOR Proposal 7:

2. Advisory vote on executive compensation.	7. To approve the right of stockholders to call special meetings of stockholders.

The Board of Directors recommends that you vote FOR Proposal 3:

3. Ratification of independent registered public accounting firm.

The Board of Directors recommends that you vote FOR Proposal 4:

4. To approve a stock option exchange for employees of SunEdison who have become employees of SunEdison Semiconductor Limited in connection with the separation of our semiconductor business.